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NationsBank of Texas, N.A.

FIFTH AMENDED AND RESTATED LOAN AGREEMENT


This Loan Agreement ("Agreement") dated as of February 3, 1997, by and between NationsBank of Texas, N.A., a national banking association ("Bank") and the Borrower described below.

In consideration of the Loan or Loans and Letters of Credit described below and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, Bank and Borrower agree as follows:

1. DEFINITIONS AND REFERENCE TERMS. In addition to any other terms defined herein, the following terms shall have the meaning set forth with respect thereto:

A.  Borrower:  Peerless Mfg.  Co., a Texas corporation

B.  Borrower's Address:  2819 Walnut Hill Lane Dallas, Texas
75229

C. Collateral Account. Collateral Account means each deposit account in which Bank has a perfected, first priority Lien, not subject to any claim of any other Person.

D.   Collateral  Policy.   Collateral   Policy  means  each
effective insurance policy insuring the life of Don Sillars in which Bank has a perfected, first priority Lien in the cash value and all death benefits, together with such other assurances as Bank may require to evidence its interest in such policy.

E. Compliance Certificate. Compliance Certificate mean a certificate in the form of Exhibit B.

F. Current Assets. Current Assets means the aggregate amount of all the assets of the Borrower and its Subsidiaries, on a consolidated basis, assets which would, in accordance with GAAP, properly be defined as current assets.

G.   Current  Liabilities.   Current Liabilities means  the
aggregate amount   of   all  current  liabilities  of  the
Borrower   and   its Subsidiaries,  on  a consolidated basis, as
determined in accordance with GAAP, but in any event shall include all liabilities except those having a maturity date which is more than one year from the date as of which such computation is being made, plus the amount equal to the difference (but not less than zero) of (i) the aggregate undrawn amount of all Letters of Credit, minus (ii) the sum of (a) the aggregate amount in each Collateral Account, plus
(b) the  aggregate cash value of each Collateral Policy.

H. Hazardous Materials. Hazardous Materials include all materials defined as hazardous materials or substances under any local, state or federal environmental laws, rules or regulations, and petroleum, petroleum products, oil and asbestos.

I.    Investment.   Investment  means  any   acquisition  of  all
 or substantially all assets of any Person, or any direct or indirect purchase or other acquisition of, or a beneficial interest in, capital stock or other securities of any other Person, or any direct or indirect loan, advance (other than advances to employees for moving and travel expenses, drawing accounts, and similar expenditures in the ordinary course of business), or capital contribution to or investment in any other Person, including without limitation the incurrence or sufferance of Debt or accounts receivable of any other Person that are not current assets or do not arise from sales to that other Person in the ordinary course of business.

J.   Lien.   Lien  means  any  mortgage,  pledge,  security
interest, encumbrance, lien, or charge of any kind, including without limitation any agreement to give or not to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement or other similar form of public notice under the laws of any jurisdiction.

K. Loan. Any loan described in Section 2 hereof and any subsequent loan which states that it is subject to this Agreement.

L. Loan Documents. Loan Documents means this Agreement and any and all promissory notes executed by Borrower in favor of Bank, each application for issuance of a Letter of Credit
and  all  other documents,   instruments,  guarantees,
certificates and agreements executed and/or delivered by Borrower, any guarantor or third party in connection with any Loan or Letter of Credit.

M.   Net  Income.   Net  Income means net profit after  taxes  of
the Borrower and its Subsidiaries, on a consolidated basis, determined in accordance with GAAP.

N. Net Loss. Net Loss means net loss after taxes of the Borrower and its Subsidiaries, on a consolidated basis, determined in accordance with GAAP.

O.   Person.  Person means an individual, partnership, joint
venture, corporation,   trust,  tribunal,   unincorporated
organization,   and government,  or  any  department,  agency,
or  political  subdivision thereof.

P.   Subsidiary.   Subsidiary means as to any Person,  a
corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than such stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership, or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both by such Person.

Q. TCB Agreement. TCB Agreement means the Loan Agreement dated as of March 7, 1997, between Borrower and Texas Commerce

Bank  National Association.

R. Accounting Terms. All accounting terms not specifically defined or specified herein shall have the meanings generally attributed to such terms under generally accepted accounting principles ("GAAP"), as in effect from time to time, consistently applied, with respect to the financial statements referenced in
Section 3.H.  hereof.

2.  LOANS.

A. Loan. Bank hereby agrees to make (or has made) one or more loans to Borrower in the aggregate principal face amount of $5,000,000 (as such amount may be reduced, the "Line"), provided, the aggregate unpaid principal of all loans shall not at any time exceed the difference between (i) the Line, minus (ii) the undrawn amount of all outstanding Letters of Credit. The obligation to repay the loans is evidenced by the
promissory  note   dated  February  3,  1997  (the promissory
note  or  notes  together   with  any  and  all  renewals,
extensions or rearrangements thereof being hereafter collectively referred to as the "Note") having a maturity date, repayment terms and interest rate as set forth in the Note (a copy of which is attached as Exhibit A).

i. Revolving Credit Feature. The Note provides for a revolving line of credit under which Borrower may from time to time, borrow, repay and re-borrow funds.

ii. Usage Fee. Borrower will pay hereafter on February 3, 1997 and on the last day of each quarter for the period from and including the date the Line was established to and including the maturity date of the Line, a usage fee at a rate per annum of .25% of the average daily unused portion of the Line during such period. The Borrower may at any time upon written notice to the Bank permanently reduce the amount of the Line at which time the obligation of the Borrower to pay a usage fee shall thereupon correspondingly be reduced.

iii. Letter of Credit Subfeature. As a subfeature under the Line, Bank may from time to time up to and including December 11, 1998, issue letters of credit for the account of Borrower (each, a "Letter of Credit" and collectively, "Letters of Credit"); provided, however, that the form and substance of each Letter of Credit shall be subject to approval by Bank in its sole discretion; and provided further that the aggregate undrawn amount of all outstanding Letters of Credit shall not at any time exceed the difference between (a) the Line, minus
(b)  the  aggregate unpaid principal amount of all  Loans.   No
Letter of Credit shall have an expiry subsequent to December 11, 1998 or 366 or more days after the issuance date; provided Borrower may request that Bank issue Letters of Credit having an expiry after December 11, 1998 or an expiry 366 or more days after the issuance date ("Extended Expiry LC"), if the undrawn amount of such Extended Expiry LC plus the aggregate undrawn amount of all other Extended Expiry LCs does not exceed an amount equal to the sum of (a) the amount of each Collateral Account plus (b) 95% of the cash value of each Collateral Policy. The undrawn amount of all Letters of Credit plus any and all amounts paid by Bank in connection with drawings under any Letter of Credit for which the Bank has not been reimbursed shall be reserved under the Line and shall not be available for advances thereunder. Each draft paid by Bank under a Letter of Credit shall be deemed an advance under the Line and shall be repaid in accordance with the terms of the Line; provided however, that if the Line is not available for any reason whatsoever, at the time any draft is paid by Bank, or if advances are not available under the Line in such amount due to any limitation of borrowing set forth herein, then the full amount of such drafts shall be immediately due and payable, together with interest thereon, from the date such amount is paid by Bank to the date such amount is fully repaid by Borrower, at that rate of interest applicable to advances under the Line. In such event, Borrower agrees that Bank, at Bank's sole discretion may debit any Collateral Account or Borrower's deposit accounts with Bank or obtain all or any of the cash value of any Collateral Policy for the amount of such draft. If at any time prior to December 12, 1997 the sum of (a) the aggregate unpaid principal of the Loans, plus (b) the aggregate undrawn amount of all outstanding Letters of Credit exceeds the Line, Borrower shall immediately pay to Bank the amount of such excess, together with accrued, unpaid interest
on the amount of  such excess.   If at any time after December
12, 1997 the aggregate undrawn amount of all Extended Expiry LCs exceeds the sum of (a) the amount of each Collateral Account, plus (b) 95% of the cash value of each Collateral Policy, Borrower shall immediately deliver to Bank, for deposit into a Collateral Account, an amount in cash equal to such excess. Letters of Credit shall be priced at a rate of 1.5% per annum of the face amount of the Letter of Credit, which fee is due and payable on issuance of the Letters of Credit. Bank shall send to Borrower notice of Bank's election to pursue any remedy with respect to the Collateral Policy three days prior to enforcing such remedy.

3. REPRESENTATIONS AND WARRANTIES. Borrower hereby represents and warrants to Bank as follows:

A. Good Standing. Borrower is a corporation, duly organized, validly existing and in good standing under the laws of Texas and has the power and authority to own its property and to carry on its business in each jurisdiction in which Borrower does business. Each Subsidiary of Borrower is a corporation, duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized (as indicated on Schedule 1) and has the power and authority to own its property and to carry on its business in each jurisdiction in which it does business.

 B. Authority and Compliance. Borrower has full power and authority to execute and deliver the Loan Documents and to incur and perform the obligations provided for therein, all of which have been duly authorized by all proper and necessary action of the Board of Directors of Borrower. No consent or approval of any public authority or other third party is required as a condition to the validity of any Loan Document, and Borrower and each Subsidiary of Borrower is in compliance with all laws and regulatory requirements to which it is subject.

C.   Binding  Agreement.  This Agreement and the other Loan
Documents executed by Borrower constitute valid and legally binding obligations of Borrower, enforceable in accordance with their terms.

D.   Litigation.   There  is no proceeding involving Borrower  or
any Subsidiary of Borrower pending or, to the knowledge of Borrower, threatened before any court or governmental authority, agency or arbitration authority, except as disclosed to Bank in writing and acknowledged by Bank prior to the date of this Agreement.

E. No Conflicting Agreements. There is no charter, bylaw, stock provision, partnership agreement or other document pertaining to the organization, power or authority of Borrower or any Subsidiary of Borrower and no provision of any existing agreement, mortgage, indenture or contract binding on Borrower or any Subsidiary of Borrower or affecting its respective property, which would conflict with or in any way prevent the execution, delivery or carrying out of the terms of this Agreement and the other Loan Documents.

F.  Ownership of Assets.  Borrower and each Subsidiary of
Borrower has good title to its respective assets, and its respective assets are free and clear of Liens, except those granted to Bank and as disclosed to Bank in writing prior to the date of this Agreement.

G.   Investments.  Neither Borrower nor any Subsidiary of
Borrower has any  Investments  except as described on Schedule 1.
Schedule 1 is a complete and correct description of the name and jurisdiction of organization of each Subsidiary of Borrower.

H. Taxes. All taxes and assessments due and payable by Borrower and each Subsidiary of Borrower have been paid or are being contested in good faith by appropriate proceedings and Borrower and each Subsidiary of Borrower have filed all tax returns which it is required to file.

I.   Financial  Statements.   The  financial  statements  of
Borrower heretofore delivered to Bank have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved and fairly present Borrower's financial condition as of the date or dates thereof, and there has been no material adverse change in Borrower's financial condition or operations since June 30, 1996. All factual information furnished by Borrower to Bank in connection with this Agreement and the other Loan Documents is and will be accurate and complete on the date as of which such information is delivered to Bank and is not and will not be incomplete by the omission of any material fact necessary to make such information not misleading.

J. Place of Business. Borrower's chief executive office is located at:

2819 Walnut Hill Lane Dallas, Texas 75229

K. Environmental. The conduct of Borrower's and each of Borrower's Subsidiary's business operations and the condition of Borrower's and each of Borrower's Subsidiary's property does not and will not violate any federal laws, rules or ordinances for environmental protection, regulations of the Environmental Protection Agency, any applicable local or state law, rule, regulation or rule of common law or any judicial interpretation thereof relating primarily to the environment or Hazardous Materials.

L.    Continuation   of    Representations    and   Warranties.
All representations and warranties made under this Agreement shall be deemed to be made at and as of the date hereof and at and as of the date of any advance under any Loan and the issuance of any Letter of Credit.

4.   AFFIRMATIVE  COVENANTS.   Until  full   and  final  payment
and performance of all obligations of Borrower under the Loan Documents, Borrower will, unless Bank consents otherwise in writing (and without limiting any requirement of any other Loan Document):

A. Financial Statements and Other Information. Maintain a system of accounting satisfactory to Bank and in accordance with GAAP applied on a consistent basis throughout the period involved, permit Bank's officers or authorized representatives to visit and inspect Borrower's books of account and other
records at such reasonable times  and  as often   as  Bank  may
desire,  and   pay  the  reasonable  fees   and disbursements  of
any accountants or other agents of Bank selected by Bank for the foregoing purposes. Unless written notice of another location is given to Bank, Borrower's books and records will  be located  at  Borrower's chief executive office set forth
above.   All financial  statements  called for below shall be
prepared in form and content acceptable to Bank and by independent certified public accountants acceptable to Bank.

In addition, Borrower will:

i.    Furnish  to  Bank   consolidated  and  consolidating
financial statements of Borrower for each fiscal year of Borrower, within 90 days after the close of each such fiscal year.

ii.    Furnish  to  Bank   consolidated  and  consolidating
financial statements (including a balance sheet and profit and loss statement) of Borrower for each quarter of each fiscal year of Borrower, within 45 days after the close of each such period.

iii. Furnish to Bank a Compliance Certificate for (and executed by an authorized representative of) Borrower concurrently with and dated as of the date of delivery of each of the financial statements as required in paragraphs i and ii above, containing (a) a certification that the financial statements of even date are true and correct and that the Borrower is not in default under the terms of this Agreement, and (b) computations and conclusions, in such detail as Bank may request, with respect to compliance with this Agreement, and the other Loan Documents, including computations of all quantitative covenants.

iv. Furnish to Bank promptly such additional information, reports and statements respecting the business operations and financial condition of Borrower and its Subsidiaries, from time to time, as Bank may reasonably request.

B.   Insurance.   Maintain, and cause each Subsidiary of
Borrower to maintain, insurance with responsible insurance companies on such of its properties, in such amounts and against such risks as is customarily maintained by similar businesses operating in the same vicinity, specifically to include fire and extended coverage insurance covering all assets, and liability insurance, all to be with such companies and in such amounts as are satisfactory to Bank and
providing  for  at  least  30  days   prior  notice  to  Bank  of
any cancellation thereof. Satisfactory evidence of such insurance will be supplied to Bank prior to funding under the Loan(s) or issuance of the first Letter of Credit and 30 days prior to each policy renewal.

C.   Existence and Compliance.  Maintain, and cause each
Subsidiary of Borrower  to maintain, its existence, good standing and  qualification to  do business, where required and comply
with all laws,  regulations and   governmental   requirements
including,   without   limitation, environmental  laws
applicable to it or to any of its property, business operations and transactions.

D. Adverse Conditions or Events. Promptly advise Bank in writing of (i) any condition, event or act which comes to its attention that would or might materially adversely affect Borrower's or any of Borrower's Subsidiary's financial condition or operations or Bank's rights under the Loan
Documents, (ii) any litigation filed by or against Borrower or any Subsidiary of Borrower, (iii) any event that has occurred that would constitute an event of default under any Loan Documents and (iv) any uninsured or partially uninsured loss through fire, theft, liability or property damage.

E. Taxes and Other Obligations. Pay, and cause each Subsidiary of Borrower to pay, all of its taxes, assessments and other obligations, including, but not limited to taxes, costs or other expenses arising out of this transaction, as the same become due and payable, except to the extent the same are being contested in good faith by appropriate proceedings in a diligent manner.

F.   Maintenance.  Maintain, and cause each Subsidiary of
Borrower  to maintain,  all  of its tangible property in good condition and  repair and make all necessary replacements
thereof, and preserve and maintain all   licenses,   trademarks,
privileges,   permits,   franchises, certificates and the like
necessary for the operation of its business.

G. Environmental. Immediately advise Bank in writing of (i) any and all enforcement, cleanup, remedial, removal, or other governmental or regulatory actions instituted, completed or threatened pursuant to any applicable federal, state, or local laws, ordinances or regulations relating to any Hazardous Materials affecting Borrower's or any of Borrower's Subsidiary's business operations; and (ii) all claims made or threatened by any third party against Borrower or any Subsidiary
of Borrower   relating   to  damages,    contribution,   cost
recovery, compensation, loss or injury resulting from any Hazardous Materials. Borrower shall immediately notify Bank of any remedial action taken by Borrower or any Subsidiary of Borrower with respect to Borrower's or any of Borrower's Subsidiary's business operations. Borrower will not use or permit, and will cause each Subsidiary of Borrower to not use or permit, any other party to use any Hazardous Materials at any of Borrower's or any of Borrower's Subsidiary's places of business or at any other property owned by Borrower or any Subsidiary of Borrower except such materials as are incidental to Borrower's or any of Borrower's Subsidiary's normal course of business, maintenance and repairs and which are handled in compliance with all applicable environmental
laws.   Borrower  agrees to permit  Bank,  its  agents,
contractors and employees to enter and inspect any of Borrower's or any of Borrower's Subsidiary's places of business or any other property of Borrower and each Subsidiary of Borrower at any reasonable times upon three (3) days prior notice for the purposes of conducting an environmental investigation and audit (including taking physical samples) to insure that Borrower and each Subsidiary of Borrower are complying with this covenant and Borrower shall reimburse
Bank  on demand  for  the  costs of any such  environmental
investigation  and audit.   Borrower  shall provide, and shall
cause each Subsidiary of Borrower to provide, Bank, its agents, contractors, employees and representatives with access to and copies of any and all data and documents relating to or dealing with any Hazardous Materials used, generated, manufactured, stored or disposed of by Borrower's and each Subsidiary's of Borrower business operations within five
(5) days  of the request therefore.

5. NEGATIVE COVENANTS. Until full and final payment and performance of all obligations of Borrower under the Loan
Documents, Borrower will not, and will not permit any Subsidiary of Borrower to, without the prior written consent of Bank (and without limiting any requirement of any other Loan
Documents):

A.  Financial Condition.

i. Borrower shall not permit the ratio of (a) Current Assets divided by (b) Current Liabilities to be less than 1.0 to 1.0 as at the last day of each calendar quarter.

ii.  Borrower shall not permit

 a) Net Income to be less than or equal to $0 for the nine months ending on March 31, 1997. b) Net Income to be less than or equal to $500,000 for the twelve months ending on June 30, 1997. c) Net Loss to be less than $0 by more than $300,000 for the three months ending September 30, 1997.

B.   Investments.  Make an Investment in or to any Person;
provided, Borrower may make Investments in the existing
Subsidiaries of Borrower identified on Schedule 1 if the aggregate of all existing Investments in such Subsidiaries (as disclosed on Schedule 1), plus all future Investments in such Subsidiaries, does not exceed at any time $2,000,000.

C. Extensions of Credit. Make any loan or advance to any Person; provided Borrower may make loans and/or advances to Subsidiaries under the terms specified in Section "B.
Investments" above.

D. Transfer of Assets or Control. Sell, lease, assign or otherwise dispose of or transfer any assets, except in the normal course of its business, or enter into any merger or consolidation.

E. Liens. Grant, suffer or permit any contractual or noncontractual Lien on any of its assets, or fail to promptly pay when due all lawful claims, whether for labor, materials or otherwise; or agree with any Person to not grant any Lien on any of its assets.

F. Borrowings. Create, incur, assume or become liable in any manner for any indebtedness (for borrowed money, deferred payment for the purchase of assets, lease payments, as surety or guarantor for the debt for another, or otherwise) other than to Bank, except for normal trade debts incurred in the ordinary course of Borrower's and each of Borrower's
Subsidiary's  business,  and   except  for  (i)  existing
indebtedness disclosed to Bank in writing and acknowledged by Bank prior to the date of this Agreement and (ii) indebtedness under the TCB Agreement.

G. TCB Agreement. Amend, modify or restate the TCB Agreement, or any related agreement, as they exist on March 7, 1997.

H. Character of Business. Change the general character of business as conducted at the date hereof, or engage in any type of business not reasonably related to its business as presently conducted.

6. DEFAULT. Borrower shall be in default under this Agreement and under each of the other Loan Documents if any one or more of the following shall occur for any reason whatsoever, whether voluntary or involuntary, by operation of law, or otherwise:

A. Borrower shall fail to pay any principal, interest, fees or other amounts payable under any Loan Document on the date due;

B. Any representation or warranty made or deemed made by Borrower (or any of its officers or representatives) under or in connection with any Loan Document shall prove to have been incorrect or misleading in any material respect when made or deemed made;

C. Borrower or any Subsidiary of Borrower shall fail to perform or observe any term or covenant contained in any Loan
Document;

D. Any Loan Document or provision thereof shall, for any reason, not be valid and binding on Borrower or not be in full
force and  effect, or  shall  be  declared  to  be   null  and
void;   the  validity  or enforceability  of  any Loan Document
shall be contested by Borrower; or Borrower shall deny that it has any or further liability or obligation under any Loan Document;

E.   The  occurrence of any event described in Section 9(e) or
(f) of the Note with respect to Borrower or any Subsidiary of Borrower;

F. Borrower or any Subsidiary of Borrower shall fail to pay any debt (other than debt under the Loan Documents) or obligations in respect of capital leases in an aggregate amount of $50,000 or more when due; or Borrower or any Subsidiary of Borrower shall fail to perform or observe any term or covenant contained in any agreement or instrument relating to any such debt, when required to be performed or observed, and such failure can result in acceleration of the maturity of such debt;

G. Borrower or any Subsidiary of Borrower shall have any final judgment(s) outstanding against it for the payment of $50,000 or more, and such judgment(s) shall remain unstayed, in effect, and unpaid for the period of time after which the judgment holder may and may cause the creation of Liens against or seizure of any of its property;

H. Borrower or any Subsidiary of Borrower shall be required under any environmental law (i) to implement any remedial, neutralization, or stabilization process or program, the cost of which exceeds $50,000, or (ii) to pay any penalty, fine, or damages in an aggregate amount of $50,000 or more;

I. Other than with respect to any Loan Document, Borrower or any Subsidiary of Borrower shall fail to timely and properly observe, keep or perform any term, covenant, agreement or condition in any other loan agreement, promissory note, security agreement, deed of trust, deed to secure debt, mortgage, assignment or other contract securing or evidencing
payment  of  any   indebtedness  of  Borrower  or  any Subsidiary
of Borrower to Bank or any affiliate or subsidiary of NationsBank Corporation.

7. REMEDIES UPON DEFAULT. If an event of default shall occur, Bank shall have all rights, powers and remedies available under each of the Loan Documents (including Section 11) as well as all rights and remedies available at law or in equity.

 8.   NOTICES.   All  notices, requests or demands which any
party is required or may desire to give to any other party under any provision of this Agreement must be in writing delivered to the other party at the following address:

Borrower:

Peerless  Mfg.   Co.  2819 Walnut Hill Lane Dallas, Texas 75229
Attn: Kent Van Houten

Bank:

NationsBank  of  Texas,  N.A.  901 Main Street, 7th  Floor  P.O.
Box 831000 Dallas, Texas 75283-1000 Attn:  Brian Gordon, Vice
President

or to such other address as any party may designate by written notice to the other party. Each such notice, request and demand shall be deemed given or made as follows:

A. If sent by mail, upon the earlier of the date of receipt or five (5) days after deposit in the U.S. Mail, first class postage prepaid;

B.  If sent by any other means , upon delivery.

9. COSTS, EXPENSES AND ATTORNEYS' FEES. Borrower shall pay to Bank immediately upon demand the full amount of all costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of Bank's in-house counsel if permitted by applicable law), incurred by Bank in connection with (a) negotiation and preparation of this Agreement and each of the Loan Documents, and (b) all other costs and attorneys' fees incurred by Bank for which Borrower is obligated to reimburse Bank in accordance with the terms of the Loan Documents.

 10. MISCELLANEOUS. Borrower and Bank further covenant and agree as follows, without limiting any requirement of any other
Loan Document:

A. Cumulative Rights and No Waiver. Each and every right granted to Bank under any Loan Document, or allowed it by law or equity shall be cumulative of each other and may be exercised in addition to any and all other rights of Bank, and no delay in exercising any right shall operate as a waiver thereof, nor shall any single or partial exercise by Bank of any right preclude any other or future exercise thereof or the exercise of any other right. Borrower expressly waives any presentment, demand, protest or other notice of any kind, including but not limited to notice of intent to accelerate
and  notice  of acceleration.   No notice to or demand on
Borrower in any case shall, of itself, entitle Borrower to any other or future notice or demand in similar or other circumstances.

B. Applicable Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by and interpreted in accordance with the laws of Texas and applicable United States federal law.

C. Amendment. No modification, consent, amendment or waiver of any provision of this Agreement, nor consent to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by an officer of Bank, and then shall be effective only in the specified instance and for the purpose
for  which  given.   This Agreement  is  binding upon Borrower,
its successors and assigns,  and inures  to the benefit of Bank,
its successors and assigns;   however, no  assignment  or other
transfer of Borrower's rights or obligations hereunder shall be made or be effective without Bank's prior written consent, nor shall it relieve Borrower of any obligations hereunder. There is no third party beneficiary of this Agreement.

D. Documents. All documents, certificates and other items required under this Agreement to be executed and/or delivered to Bank shall be in form and content satisfactory to Bank and its counsel.

E. Partial Invalidity. The unenforceability or invalidity of any provision of this Agreement shall not affect the
enforceability  or validity  of  any  other  provision   herein
and the invalidity or unenforceability of any provision of any Loan Document to any person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

F.   Indemnification.   Notwithstanding  anything   to  the
contrary contained in Section 10(G), Borrower shall indemnify, defend and hold Bank and its successors and assigns harmless from and against any and all claims, demands, suits, losses, damages, assessments, fines, penalties, costs or other expenses (including reasonable attorneys' fees and court costs) arising from or in any way related to any of the transactions contemplated hereby, including but not limited to actual or
threatened   damage  to  the   environment,   agency   costs   of
investigation, personal injury or death, or property damage, due to a release or alleged release of Hazardous Materials, arising from Borrower's or any of Borrower's Subsidiary's business operations, any other property owned by Borrower or any Subsidiary of Borrower or in the surface or ground water arising from Borrower's or any of Borrower's Subsidiary's business operations, or gaseous emissions arising from Borrower's or any of Borrower's Subsidiary's business operations or any other condition existing or arising from Borrower's or any of Borrower's Subsidiary's business operations resulting from the use or existence of Hazardous Materials, whether such claim proves to be true or false. Borrower further agrees that its indemnity obligations shall include, but are not limited to, liability for damages resulting from the personal injury or death of an employee of Borrower or any Subsidiary of Borrower, regardless of whether Borrower of such Subsidiary of Borrower has paid the employee under the workmen' s compensation laws of any state or other similar federal or state legislation for the protection of employees.
The term "property damage" as used in this paragraph includes, but is not limited to, damage to any real or personal property of Borrower or any Subsidiary of Borrower, Bank, and of any third parties. Borrower's obligations under this paragraph shall survive the repayment of the obligations of Borrower under the Loan Documents and any deed in lieu of foreclosure or foreclosure of any Deed to Secure Debt, Deed of Trust, Security Agreement or Mortgage securing the obligations of Borrower under the Loan Documents.

G.   Survivability.   All covenants, agreements,  representations
and warranties made herein or in the other Loan Documents shall survive the making of the Loan and the issuance of each Letter of Credit and shall continue in full force and effect so long as the Loan or any Letter of Credit is outstanding or the obligation of Bank to make any advances under the Line or issue any Letter of Credit or honor any draft under any Letter of Credit shall not have expired.

11.   ARBITRATION.   ANY  CONTROVERSY OR CLAIM BETWEEN  OR  AMONG
THE PARTIES HERETO INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS, INSTRUMENT, AGREEMENT OR DOCUMENT OR ANY RELATED INSTRUMENTS, AGREEMENTS OR DOCUMENTS, INCLUDING
ANY CLAIM BASED ON OR ARISING  FROM  AN  ALLEGED  TORT,   SHALL
BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE
STATE LAW), THE RULES  OF  PRACTICE  AND PROCEDURE   FOR   THE
ARBITRATION    OF   COMMERCIAL   DISPUTES   OF J.A.M.S./ENDISPUTE
OR ANY SUCCESSOR THEREOF ("J.A.M.S."), AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS AGREEMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS AGREEMENT APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

A. SPECIAL RULES. THE ARBITRATION SHALL BE CONDUCTED IN THE CITY OF THE BORROWER'S DOMICILE AT TIME OF THE EXECUTION OF THIS INSTRUMENT, AGREEMENT OR DOCUMENT AND ADMINISTERED BY J.A.M.S.
WHO WILL  APPOINT AN  ARBITRATOR;   IF  J.A.M.S.  IS UNABLE OR
LEGALLY  PRECLUDED  FROM ADMINISTERING   THE  ARBITRATION,  THEN
THE   AMERICAN   ARBITRATION ASSOCIATION  WILL  SERVE.  ALL
ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR UP TO AN ADDITIONAL 60 DAYS.

B. RESERVATION OF RIGHTS. NOTHING IN THIS ARBITRATION PROVISION SHALL BE DEEMED TO (I) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS ARBITRATION PROVISION; OR (II) BE A WAIVER BY THE BANK OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. SEC. 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR
(III) LIMIT THE RIGHT OF THE BANK HERETO (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED TO) SETOFF, OR (B) TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL, OR
(C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF, WRIT OF POSSESSION OR THE APPOINTMENT OF A RECEIVER. THE BANK MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSE UPON SUCH PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS INSTRUMENT, AGREEMENT OR
DOCUMENT.   NEITHER  THIS EXERCISE OF SELF HELP REMEDIES  NOR
THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN ANY SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.

12.   NO  ORAL AGREEMENT.  THIS WRITTEN LOAN AGREEMENT AND  THE

OTHER LOAN  DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE
PARTIES  AND MAY  NOT  BE  CONTRADICTED BY EVIDENCE OF  PRIOR,
CONTEMPORANEOUS  OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed under seal by their duly authorized representatives as of the date first above written.

BORROWER:                           BANK:

PEERLESS MFG.  CO.                  NATIONSBANK OF TEXAS, N.A.


By: /s/ Kent J. Van Houten          By: /s/ Brian Gordon
Name:   Kent J. Van Houten          Name:   Brian Gordon
Title:  Chief Financial Officer     Title:  Vice President
        Secretary/Treasurer